THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO APAC CUSTOMER SERVICES, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

APAC CUSTOMER SERVICES, INC.

Date of Initial Issuance: January 24, 2008

This is to certify that, FOR VALUE RECEIVED, ATALAYA FUNDING LLC or its registered assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Company”), at any time from and including the date hereof, and not later than 5:00 P.M., New York City Time on January 24, 2013 (the “Expiration Date”), up to 512,245 shares of common stock of the Company (“Common Stock”) at an exercise price per share of US$1.05. The shares of the Common Stock deliverable upon such exercise are hereinafter sometimes referred to as “Warrant Stock” and the exercise price of a share of Common Stock in effect at any time as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.” The Warrant Stock equals 0.90% of the total number of shares of Common Stock outstanding as of the date of initial issuance, computed on a fully-diluted basis. The Company represents and warrants that Schedule 1 attached hereto sets forth the capitalization of the Company (including all options and other warrants outstanding) as of the date of the initial issuance and the calculation of the aggregate number of shares of Warrant Stock deliverable upon exercise of this Warrant. The price to be paid for a share of Warrant Stock is subject to adjustment from time to time as hereinafter set forth.

(a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time from and including the date hereof and not later than 5:00 P.M., New York City Time, on January 24, 2013, or if such day is a banking holiday in New York, New York, then on the next succeeding day which shall not be such a day, by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Purchase Form (in the form attached to this Agreement duly executed by the Holder) specifying the number of shares Warrant Stock to be purchased, and (ii) delivery of payment to the Company of the Exercise Price for the number of shares of Warrant Stock specified in the Purchase Form by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check or by means of a cashless exercise as described below. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder. The Exercise Price shall be payable, at the option of the Holder, by a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the Current Market Price (as defined below) per share on the date of such election;

(B)	= the Exercise Price; and

(X)	= the number of shares of Warrant Stock issuable upon such full or partial exercise of this Warrant in accordance with the terms of this Warrant.

For the purpose of any applicable computation hereunder, the “Current Market Price” on any date shall be deemed to be the closing price of a single share of Common Stock on the trading day immediately preceding the date in question as reported on The Nasdaq Capital Market or any other national securities exchange on which the Common Stock is listed. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange, then the “Current Market Price” shall be the price per share of Common Stock that a willing buyer would pay to a willing seller, neither party under any compulsion to buy or sell and both parties in possession of all relevant facts, with no premium or discount for minority ownership, absence of voting rights, or lack of liquidity, as determined in good faith by the Holder, whose determination shall be conclusive absent manifest error.

(b) Reservation of Shares; Reporting Requirements. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. The Warrant Shares will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges. The Company will take all such action as may be reasonably necessary to assure that all shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Until the earlier to occur of the exercise of this Warrant in full and January 24, 2009, the Company covenants and agrees to file all reports required to be filed under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would otherwise be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

(d) Exchange, Assignment or Loss of Warrant. Subject to Section (q) below, this Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder; provided, however, that this Warrant shall not be subdivided or assigned to more than three subsequent Holders (excluding transfers to the affiliates of the initial Holder) and such non-affiliate subsequent Holders may not make partial transfers of this Warrant. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights or obligations of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant until this Warrant shall have been exercised and the Warrant Shares purchasable upon exercise hereof shall have become deliverable.

(f) Anti-Dilution Provisions.

(1) Stock Splits and Stock Dividends. Anything in this Section (f) to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective); provided, however, that the Exercise Price shall never be less than the par value per share of Common Stock.

(2) Common Stock Defined. Whenever reference is made in this Section (f) to the issue or sale of shares of Common Stock, the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

(g) Officer’s Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment and the calculation thereof. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder.

(h) Notices to Holders; Right of Holders to Participate. So long as this Warrant shall be outstanding and unexercised (i) if the Company pays any dividend or makes any distribution upon the Common Stock (including the distribution of stock of a subsidiary or other corporation) or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease or transfer of all or substantially all of the property and assets of the Company to another entity, sale of a majority of the capital interests of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder contemporaneous with notice to the holders of Common Stock, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights and the Company shall distribute to the Holder any such dividend or distribution to the same extent as if the Holder was the owner of record of the Warrant Stock on the record date of any such action, or (y) such reclassification, reorganization, consolidation, merger, sale, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up and the Holder of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and shall be entitled in respect of shares so purchased to all of the rights of the holders of record of the Common Stock; provided, that, if the Warrant is not exercised prior to such time, this Warrant shall be void and no rights shall exist thereunder as of the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in each such Company transaction. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

(i) Intentionally Omitted.

(j) Dissolution. If, at any time prior to the expiration of this Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause notice to be mailed contemporaneous with notice to the holders of Common Stock by certified mail to the registered Holder of this Warrant at its address as it appears on the books of the Company. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, within the same periods specified for action by the holders of Common Stock, the Holder of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock. In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up. Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

(k) Intentionally Omitted.

(l) Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(m) Intentionally Omitted.

(n) Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt), by reputable overnight courier or three business days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

Holder:	Atalaya Funding LLC 590 Madison Avenue, 28th Floor New York, New York 10022 Attn: Ted Lu
Company:	APAC Customer Services, Inc.

Six Parkway North, Suite 100

Deerfield, Illinois 60015

Attn: General Counsel

Any person may change the address for the giving of notice by notice duly given effective five business days thereafter.

(o) Amendments and Waivers. Any term, condition or provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

(p) Entire Agreement. This Warrant constitutes the entire agreement among the parties thereto and supersedes any and all prior agreements whether written or oral regarding the subject matter hereof.

(q) Transfer to Comply with the Securities Act of 1933.

(1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered, sold or otherwise transferred except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (q) with respect to any resale or other disposition of such securities.

(2) The Company shall cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the “Act”), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company. Accordingly, this Warrant may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to APAC Customer Services, Inc. that such sale, transfer or other disposition may lawfully be made without registration under the securities act of 1933 and applicable state securities laws or (ii) such registration.

(r) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by its duly authorized officer.

APAC CUSTOMER SERVICES, INC.

By: /s/ Robert J. Keller

Name: Robert J. Keller___________

Date:	01/24/08

PURCHASE FORM
Dated , 20

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing      shares of Common Stock and hereby makes payment of $      in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name

(please typewrite or print in block letters)

Address

Signature

Social Security or Employer I.D. No.

ASSIGNMENT FORM

FOR VALUE RECEIVED,      hereby sells, assigns and transfers unto

Name

(please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the extent of      Shares as to which such right is exercisable and does hereby irrevocable constitute and appoint      , attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature:

Dated:

Schedule 1

Capitalization Table

Issued and outstanding shares as of 12/30 Restricted shares Options — issued	50,012,538 366,758 6,495,396

Outstanding shares as of December 30, 2007 Options issued to BOD on December 31, 2007	56,874,692 41,412

     Fully diluted shares outstanding as of January      , 2008 56,916,104

Warrants to be issued at .9% of fully diluted                       512,245